Exhibit 99.1

This is an announcement falling under Rule 2.4 of the UK Takeover Code (the “Code”), and does not constitute an announcement of a firm intention to make an offer under Rule 2.7 of the Code. Consequently, there can be no certainty whether any formal offer for the Company will be made under Rule 2.7 of the Code even if the pre-conditions referred to below are satisfied or waived.

Destination Maternity Corporation Confirms Its Interest in a Combination with

Mothercare plc to Create Global Leader in Maternity, Baby and Young

Children’s Apparel and Products

Philadelphia, PA – 2 July 2014 – Destination Maternity Corporation (Nasdaq: DEST) (“Destination Maternity”) is making an announcement today as required by the UK Takeover Code in light of the recent press speculation in respect of Mothercare plc (“Mothercare” or the “Company”). Destination Maternity confirms that it has submitted two non-binding written proposals to Mothercare about a possible combination of the two companies, which have both been rejected by the Board of Directors of Mothercare. Destination Maternity believes its latest increased proposal, which was delivered on 1 June 2014, provides a strong basis for discussions between the parties but Mothercare has refused to engage with Destination Maternity on its proposals. Destination Maternity continues to evaluate its options with regard to a possible combination.

Destination Maternity’s latest proposal is for a combination of the two companies under a new UK holding company, which would be listed in the U.S., whereby Mothercare shareholders would receive 300 pence for each Mothercare share, which today would comprise 230 pence in cash and shares in the new holding company valued at 70 pence, and which would value all the issued share capital of Mothercare at approximately £266 million ($453 million, note 1).

Destination Maternity also proposed a mix and match election under which Mothercare shareholders could elect to receive more shares or more cash in an offer, subject to equal and opposite elections by other shareholders.

Destination Maternity’s proposal represents:

(i)	a premium of approximately 29% to the closing price of Mothercare shares of 232.5 pence on 1 July 2014;

(ii)	a premium of approximately 90% to the closing price of Mothercare shares of 157.75 pence on 26 May 2014 (the last trading price before Destination Maternity’s original proposal of 27 May 2014);

(iii)	a premium of approximately 64% to the closing price of Mothercare shares of 182.50 pence on 30 May 2014 (the last trading price before Destination Maternity’s second proposal of 1 June 2014);

(iv)	a premium of approximately 86% to the volume-weighted average price of Mothercare shares for the one-month period prior to 26 May 2014 of 161.23 pence; and

(v)	an increase of 9% – 20% to the original proposal made by Destination Maternity on 27 May 2014 under which Mothercare shareholders would have received between 250 – 275 pence for each Mothercare share.

Destination Maternity firmly believes that a transaction, if consummated, would represent a compelling opportunity for Mothercare shareholders to realize a significant premium valuation for their investment in Mothercare and also to have the opportunity to participate in the combined group’s longer term substantial value creation. Destination Maternity believes that both having an immediate liquidity event and retaining future upside would be a welcome opportunity for Mothercare shareholders and is disappointed that the Board of Mothercare has thus far refused to engage in any discussions with Destination Maternity regarding its proposals.

Commenting on the proposal, Ed Krell, Chief Executive Officer and a Director of Destination Maternity, said:

“We believe there is a compelling strategic rationale for a combination of Destination Maternity and Mothercare, which would create the undisputed global leader in maternity, baby and young children’s apparel and products. Mothercare and Destination Maternity are highly complementary businesses, with strong and trusted brands in their respective markets. Together, a combined company would provide a global platform to expand both Destination Maternity’s maternity apparel business and Mothercare’s baby and children’s business. This is consistent with Destination Maternity’s stated strategic objective to enhance our position as a global leader in maternity apparel, including through international expansion.”

“We have long been familiar with Mothercare and hold the company’s UK heritage and successful track record of international expansion in the very highest regard. We believe the combination would create a highly attractive opportunity to accelerate the growth and development of both businesses and generate substantial value for our respective shareholders. Given this, we are seeking to engage with the Board of Mothercare on a constructive basis with the goal of completing a recommended transaction.”

Destination Maternity believes the significant strategic benefits of a combination include the:

•	creation of the global leader in maternity, baby and young children’s apparel and products, with c.$1.7bn in sales and c.$2.5bn in global network retail sales, operating through over 4,300 outlets across a diverse and global geographic platform;

•	introduction of Destination Maternity’s well-respected maternity apparel brands, such as ‘A Pea In The Pod’ and ‘Motherhood Maternity’, to Mothercare’s UK stores and its international franchise partners’ stores;

•	utilisation of some of Mothercare’s excess retail space in the UK to establish stand-alone Destination Maternity maternity apparel stores;

•	improvement in Mothercare’s ability to acquire customers earlier in their pregnancy and enhance customer loyalty throughout the pregnancy to toddler life-cycle by improved capture of maternity apparel spend from the onset of pregnancy;

•	leverage of Mothercare’s direct and online expertise to enhance Destination Maternity’s multi-channel offering; and

•	benefit of Destination Maternity management’s substantial operational expertise to assist Mothercare’s management in returning the Mothercare UK business to profitability.

The making of any firm offer by Destination Maternity would be subject to the following pre-conditions (which may be waived in whole or in part by Destination Maternity):

•	satisfactory completion of a customary due diligence review by Destination Maternity;

•	obtaining financing required for the transaction; and

•	unanimous recommendation by the directors of each company.

Destination Maternity reserves the right to introduce other forms of consideration and/or vary the mix of consideration, including by removing either form of consideration completely; the possibility of considering such alternatives was conveyed to Mothercare by Destination Maternity. Destination Maternity also reserves the right to waive in whole or in part any of the pre-conditions to making an offer. There can be no certainty that any offer will ultimately be made even if the pre-conditions referred to above are satisfied or waived, in whole or in part.

The completion of a possible transaction would be subject, amongst other things, to the approval of Destination Maternity shareholders.

Destination Maternity reserves the right to make an offer for Mothercare, at any time, at less than 300 pence:

•	with the agreement or recommendation of the Mothercare Board;

•	if a third party announces a firm intention to make an offer for Mothercare which is valued at a lower price than 300 pence; or

•	following the announcement by Mothercare of a whitewash transaction pursuant to the Code.

In accordance with Rule 2.6(a) of the Code, Destination Maternity must, by no later than 5.00 pm on 30 July 2014, announce a firm intention to make an offer for Mothercare in accordance with Rule 2.7 of the Code or announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline will only be extended with the consent of the Takeover Panel in accordance with Rule 2.6(c) of the Code.

Destination Maternity Corporation is being advised by Bank of America Merrill Lynch and Skadden, Arps, Slate, Meagher & Flom LLP.

A copy of this announcement will be available on Destination Maternity’s website at www.destinationmaternitycorp.com.

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of March 31, 2014, Destination Maternity operates 1,906 retail locations, including 578 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,328 leased department locations, and sells on the web through its Destination Maternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea and Mexico. As of March 31, 2014, Destination Maternity has 32 international franchised locations, including 19 Destination Maternity branded stores and 13 shop-in-shop locations.

Enquiries:

Bank of America Merrill Lynch
Peter Bell David Russell David Finkelstein	+44 207 996 1000

Brunswick UK
Tim Danaher / Mike Smith	+ 44 207 404 5959

Brunswick U.S.
Jayne Rosefield / Christopher Beattie	+1 212 333 3810

Notes

Note 1: Based on 88,813,598 Mothercare shares in issue as at 29 March 2014 and an exchange rate of US$1.00:£0.588 as at 1 July 2014 and based on the Destination Maternity share price of $23.07 as at 1 July 2014.

Statement by Financial Adviser

Merrill Lynch, Pierce, Fenner & Smith Inc. and Merrill Lynch International (“Bank of America Merrill Lynch”), subsidiaries of Bank of America Corporation, are acting exclusively for Destination Maternity in connection with the possible offer and for no one else and will not be responsible to anyone other than Destination Maternity for providing the protections afforded to their clients or for providing advice in relation to this announcement or any matters referred to herein.

Disclosure requirements of the Code under Rule 8.3

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

Disclosures are therefore required in the shares of Destination Maternity and Mothercare.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0) 20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Rule 2.10 Disclosure

In accordance with Rule 2.10 of the UK Code, Destination Maternity confirms that as at the close of business on 1 July 2014, being the last business day before the date of this announcement, it had 13,703,971 shares of common stock in issue and admitted to trading on NASDAQ under the International Securities Identification Number (ISIN) US25065D1000.

Forward-Looking Statements

Destination Maternity cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of Destination Maternity, including those regarding potential acquisitions and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. The following factors, among others, in some cases have affected and in the future could affect Destination Maternity’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the possibility that an offer will or will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed acquisition, adverse effects on the market price of Destination Maternity’s common stock and on Destination Maternity’s operating results because of a failure to complete the proposed acquisition, failure to realise any benefits of the proposed acquisition,, the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully pursue, complete and manage any acquisitions and related matters, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing retail locations and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, our ability to generate sufficient free cash flow to continue our regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, our ability to successfully manage and accomplish our planned relocations of our headquarters and distribution operations with minimal disruption to our overall operations, war or acts of terrorism and other factors set forth in Destination Maternity’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Destination Maternity assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of Mothercare, Destination Maternity or the combined business following completion of any transaction unless otherwise stated.

Additional U.S.-Related Information

This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Mothercare or Destination Maternity. No tender offer for the shares of Mothercare has been made at this time.